Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Data

On June 6, 2017, Novanta Europe GmbH (the “Buyer”), a wholly-owned subsidiary of Novanta Inc. (the “Company” or “Novanta”), entered into an Agreement on the Sale and Transfer of All Shares in W.O.M. World of Medicine GmbH (the “Purchase Agreement”) with Aton GmbH (the “Seller”) for the purchase of 100% of the outstanding shares (the “Acquisition”) of W.O.M. World of Medicine GmbH (“WOM”), a division of the Seller. On July 3, 2017, the Acquisition was consummated pursuant to the terms of the Purchase Agreement. The aggregate purchase price of the Acquisition was approximately €117.3 million ($134.0 million) in cash, including estimated working capital adjustments.

The unaudited pro forma condensed consolidated financial information contained herein is based on the historical financial statements of Novanta, and the historical financial statements of WOM, which are filed as Exhibit 99.1 to this Current Report on Form 8-K/A, and has been adjusted to give effect to Novanta’s acquisition of WOM, which was accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2017 is presented as if the Acquisition had occurred on June 30, 2017 and is based on the unaudited condensed consolidated balance sheet of Novanta as of June 30, 2017 (as filed with the Securities and Exchange Commission (“SEC”) in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017) and the unaudited condensed consolidated balance sheet of WOM as of June 30, 2017, which has been derived from its underlying accounting records.

The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2017 is presented as if the Acquisition had occurred on January 1, 2016 and is based upon the unaudited condensed consolidated statement of operations of Novanta for the six months ended June 30, 2017 (as filed with the SEC in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017) and the unaudited condensed consolidated statement of operations of WOM for the six months ended June 30, 2017, which has been derived from its underlying accounting records.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2016 is presented as if the Acquisition had occurred on January 1, 2016 and is based upon the audited consolidated statement of operations of Novanta for the year ended December 31, 2016 (as filed with the SEC in its Annual Report on Form 10-K for the year ended December 31, 2016) and the audited consolidated statement of operations of WOM for the year ended December 31, 2016 (included in Exhibit 99.1 to this Current Report on Form 8-K/A).

The unaudited pro forma condensed consolidated statements of operations reflect only pro forma adjustments that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) expected to have a continuing impact on the results of the combined company beyond twelve months and have not been adjusted to reflect any operating efficiencies that may be realized by Novanta as a result of the Acquisition. Novanta expects to incur certain charges and expenses related to integrating the operations of Novanta and WOM. Novanta is assessing the combined operating structure, business processes, and other assets of these businesses and is developing a combined strategic operating plan. The objective of this plan will be to enhance productivity and efficiency of the combined operations. The unaudited pro forma condensed consolidated statements of operations do not reflect such charges and expenses.

The unaudited pro forma condensed consolidated financial information are for illustrative purposes only, are hypothetical in nature and do not purport to represent what our results of operations, balance sheet or other financial information would have been if the Acquisition had occurred as of the dates indicated. The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable, including an allocation of the purchase price based on an estimate of fair value and excluding certain non-recurring charges as disclosed.  These estimates are preliminary and are based on information currently available and could change significantly. The unaudited pro forma condensed consolidated financial information and the accompanying notes should be read in conjunction with the historical consolidated financial statements, including the related notes, of Novanta included in its Annual Report on Form 10-K for the year ended December 31, 2016 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 and the audited consolidated financial statements of WOM included in Exhibit 99.1 to this Current Report on Form 8-K/A.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2017

(in thousands of U.S. dollars)

	Novanta Inc.	(a) WOM - IFRS	WOM - IFRS to GAAP Adjustments		Pro forma adjustments (Unaudited)		Pro forma consolidated (Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$89,126	$1,400	$-		$(133,961)	(b)	$91,284
					134,719	(c)
Accounts receivable	69,112	11,265					80,377
Inventories	76,796	11,051			3,563	(d)	91,410
Prepaid income taxes and income taxes receivable	3,942	15					3,957
Prepaid expenses and other current assets	6,714	1,517					8,231
Total current assets	245,690	25,248	-		4,321		275,259
Property, plant and equipment, net	36,503	18,044			3,963	(e)	58,510
Deferred tax assets	11,021	794					11,815
Other assets	3,868	61					3,929
Intangible assets, net	100,993	1,211	(1,088)	(l)	59,708	(f)	160,701
					(123)	(g)
Goodwill	151,538	236			54,990	(h)	206,764
Total assets	$549,613	$45,594	$(1,088)		$122,859		$716,978
LIABILITIES, NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$7,371	$-	$-		$-		$7,371
Accounts payable	37,784	4,396					42,180
Income taxes payable	4,196						4,196
Accrued expenses and other current liabilities	33,998	7,523			2,500	(i)	44,021
Total current liabilities	83,349	11,919	-		2,500		97,768
Long-term debt	104,176				134,719	(c)	238,895
Deferred tax liabilities	8,551	392			20,170	(j)	29,113
Income taxes payable	6,279						6,279
Other liabilities	15,354	165					15,519
Total liabilities	217,709	12,476	-		157,389		387,574
Redeemable noncontrolling interest	27,358						27,358
Total stockholders' equity	304,546	33,118	(1,088)	(l)	(32,030)	(k)	302,046
					(2,500)	(i)
Total liabilities, noncontrolling interest and stockholders’ equity	$549,613	$45,594	$(1,088)		$122,859		$716,978

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2017

(in thousands of U.S. dollars or shares, except per share amounts)

	Novanta Inc.	(a) WOM - IFRS	WOM - IFRS to GAAP Adjustments		Pro forma adjustments (Unaudited)		Pro forma consolidated (Unaudited)
Revenue	$228,076	$40,762	$-		$-		$268,838
Cost of revenue	128,493	22,714			1,937	(m)	153,144
Gross profit	99,583	18,048	-		(1,937)		115,694
Operating expenses:
Research and development and engineering	18,219	5,183	75	(t)			23,477
Selling, general and administrative	46,942	6,543					53,485
Amortization of purchased intangible assets	6,196				2,438	(n)	8,634
Restructuring, acquisition and divestiture related costs	2,398				(992)	(o)	1,406
Total operating expenses	73,755	11,726	75		1,446		87,002
Operating income from continuing operations	25,828	6,322	(75)		(3,383)		28,692
Interest income (expense), net	(2,763)	(78)			78	(p)	(4,260)
					(1,437)	(q)
					(60)	(r)
Foreign exchange transaction gains (losses), net	485	(990)					(505)
Other income (expense), net	108						108
Gain on acquisition of business	26,409						26,409
Income (loss) from continuing operations before income taxes	50,067	5,254	(75)		(4,802)		50,444
Income tax provision (benefit)	5,803	1,673	(23)	(s)	(1,441)	(s)	6,012
Income (loss) from continuing operations	44,264	3,581	(52)		(3,361)		44,432
Loss from discontinued operations, net of tax	-						-
Consolidated net income (loss)	44,264	3,581	(52)		(3,361)		44,432
Less: Net income attributable to noncontrolling interest	(610)						(610)
Net income (loss) attributable to Novanta Inc.	$43,654	$3,581	$(52)		$(3,361)		$43,822

Earnings per common share:
Basic	$1.15						$1.15
Diluted	$1.13						$1.14

Weighted average common shares outstanding—basic	34,796						34,796
Weighted average common shares outstanding—diluted	35,294						35,294

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016

(in thousands of U.S. dollars or shares, except per share amounts)

	Novanta Inc.	(a) WOM - IFRS	WOM - IFRS to GAAP Adjustments		Pro forma adjustments (Unaudited)		Pro forma consolidated (Unaudited)
Revenue	$384,758	$79,964	$-		$-		$464,722
Cost of revenue	222,306	46,758			3,959	(m)	273,023
Gross profit	162,452	33,206	-		(3,959)		191,699
Operating expenses:
Research and development and engineering	32,002	10,773	(63)	(t)			42,712
Selling, general and administrative	81,691	12,599					94,290
Amortization of purchased intangible assets	8,251				3,579	(n)	11,830
Restructuring, acquisition and divestiture related costs	7,945				(1,235)	(o)	6,710
Total operating expenses	129,889	23,372	(63)		2,344		155,542
Operating income from continuing operations	32,563	9,834	63		(6,303)		36,157
Interest income (expense), net	(4,559)	(208)			208	(p)	(7,618)
					(2,938)	(q)
					(121)	(r)
Foreign exchange transaction gains (losses), net	2,317	112					2,429
Other income (expense), net	2,201						2,201
Income (loss) from continuing operations before income taxes	32,522	9,738	63		(9,154)		33,169
Income tax provision (benefit)	10,519	3,062	19	(s)	(2,746)	(s)	10,854
Income (loss) from continuing operations	22,003	6,676	44		(6,408)		22,315
Loss from discontinued operations, net of tax	-						-
Consolidated net income (loss)	$22,003	$6,676	$44		$(6,408)		$22,315

Earnings per common share:
Basic	$0.63						$0.64
Diluted	$0.63						$0.64

Weighted average common shares outstanding—basic	34,694						34,694
Weighted average common shares outstanding—diluted	34,914						34,914

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	Business Acquisition

On July 3, 2017, the Company acquired 100% of the outstanding shares (the “Acquisition”) of W.O.M. World of Medicine GmbH (“WOM”), a Berlin, Germany-based provider of medical insufflators, pumps, and related disposables for Original Equipment Manufacturers (“OEMs”) in the minimally invasive surgical market, for a total purchase price of €117.3 million ($134.0 million), including estimated working capital adjustments. The Acquisition was financed with a €118.0 million ($134.7 million) draw-down on the Company’s revolving credit facility. WOM will be included in the Company’s Vision reportable segment.

The Acquisition has been accounted for as a business combination. The allocation of the purchase price is preliminary and is based upon a valuation of the estimated fair value of assets and liabilities acquired on July 3, 2017, as if the Acquisition had occurred on June 30, 2017. The fair values of intangible assets were based on valuations using an income approach, with estimates and assumptions provided by management of WOM and the Company. The process for estimating the fair values of identifiable intangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The excess of the purchase price over the tangible assets, identifiable intangible assets and assumed liabilities is recorded as goodwill. The Company’s estimates and assumptions in determining the estimated fair values of certain assets and liabilities are subject to change within the measurement period (up to one year from the Acquisition date) as a result of additional information obtained with regard to facts and circumstances that existed as of the Acquisition date. The final amounts allocated to the assets and liabilities will be based on assets acquired and liabilities assumed as of the closing date of the Acquisition and could differ significantly from the amounts presented in these unaudited pro forma condensed consolidated financial statements. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed based on the preliminary purchase price allocation as if the Acquisition had occurred on June 30, 2017 (in thousands):

Estimated Purchase
Price Allocation
Cash	$1,400
Accounts receivable	11,265
Inventories	14,614
Property, plant and equipment	22,007
Intangible assets	59,708
Goodwill	55,226
Other assets	2,387
Total assets acquired	166,607

Accounts payable	4,396
Accrued expenses and other liabilities	7,688
Deferred tax liabilities	20,562
Total liabilities assumed	32,646
Total purchase price	133,961
Less: cash acquired	1,400
Purchase price, net of cash acquired	$132,561

The amounts allocated to identifiable intangible assets have been attributed to the following categories based on the preliminary valuation (dollar amounts in thousands):

		Weighted Average
	Estimated Fair	Amortization
	Value	Period
Customer relationships	$ 34,935	10 years
Developed technology	21,577	10 years
Trademarks and trade names	2,283	10 years
Backlog	913	1 year
Total	$ 59,708

Customer relationships, developed technology and backlog intangible assets are amortized over their weighted average useful lives based upon the pattern in which anticipated economic benefits from such assets are expected to be realized. Trademarks and trade names are amortized over their weighted average useful life on a straight-line basis. Estimated annual amortization expense is expected to be recorded in the statement of operations as follows (in thousands):

Year One	$7,538
Year Two	8,750
Year Three	9,938
Year Four	9,359
Year Five	8,627
Thereafter	15,496
Total acquired intangible assets, net	$59,708

Net tangible assets consist of the fair values of tangible assets less the fair values of assumed liabilities.  Except for inventories, property, plant and equipment, and deferred taxes, net tangible assets were valued at their respective carrying amounts recorded by WOM as the Company believes that their carrying value approximated the fair value as of the Acquisition date.

2.	Pro Forma Adjustments

The following describes the pro forma adjustments related to the Acquisition made in the accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2017 and the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2017 and the fiscal year ended December 31, 2016:

(a)

Historical financial statement amounts presented for WOM have been derived from the unaudited consolidated financial statements prepared in Euros and in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. The balance sheet amounts have been translated into U.S. dollars using a spot rate as of June 30, 2017 while the statement of operations amounts have been converted into U.S. dollars using the average exchange rate for the six months ended June 30, 2017 and the year ended December 31, 2016, respectively. Certain reclassifications have been made to the historical presentation of WOM consolidated financial statements to conform with Novanta’s financial statement presentation.

(b)	To record the cash consideration paid for the Acquisition.

(c)

To record the additional $134.7 million borrowings under Novanta’s revolving credit facility used to fund the Acquisition. The revolving credit facility matures in May 2021 and is therefore included as a long-term obligation in the unaudited pro forma condensed consolidated balance sheet.

(d)

To record an estimated fair value adjustment to the carrying value of WOM inventories in purchase accounting, primarily related to work in process and finished goods inventories. The related expense has not been included as an adjustment to cost of revenue in the pro forma statements of operations because its impact is not expected to recur beyond twelve months from the date of the Acquisition.

(e)

To record an estimated fair value adjustment to the carrying value of WOM property, plant and equipment in purchase accounting. The related depreciation expense has not been included as an adjustment to operating expenses in the pro forma statements of operations because its impact is not expected to be material.

(f)	To record the estimated fair value of acquired identifiable intangible assets.

(g)	To eliminate the net book value of WOM historical intangible assets in purchase accounting.

(h)

To record the estimated value of goodwill acquired, which is estimated as the difference between the purchase price of $134.0 million and the estimated fair value of identifiable assets and liabilities. The goodwill recorded represents the anticipated incremental value of future cash flow potential attributable to: (i) WOM’s ability to grow its business with existing and new customers, including leveraging the Company’s customer base and (ii) cost improvements due to expansion in scale.

(i)	To accrue for contingent transaction-related professional fees payable upon the consummation of the Acquisition.

(j)	To record the estimated deferred tax liabilities in connection with fair value adjustments in purchase accounting.

(k)	To eliminate WOM historical stockholders’ equity account balances in purchase accounting.

(l)	To remove the carrying value of research and development costs capitalized by WOM in accordance with IFRS prior to the acquisition date.

(m)	To record estimated amortization expense associated with acquired developed technologies.

(n)	To record estimated amortization expense associated with acquired trademarks and tradenames, customer relationships and backlog.

(o)	To eliminate acquisition-related transaction costs incurred by Novanta in connection with the Acquisition.

(p)	To eliminate interest expense associated with WOM’s credit facility, which was not assumed by Novanta as part of the Acquisition.

(q)

To record estimated interest expense on the $134.7 million incremental borrowings under Novanta’s revolving credit facility used to fund the Acquisition and certain transaction-related professional fees. The pro forma adjustment was computed using an interest rate of 2.25%, which was the interest rate in effect for the revolving credit facility under Novanta’s senior credit agreement as of July 3, 2017. A change in interest rate of 125 basis points would result in a $0.1 million and $0.2 million change in interest expense for the six months ended June 30, 2017 and fiscal year ended December 31, 2016, respectively.

(r)	To record estimated amortization expense associated with additional deferred financing costs capitalized in connection with the third amendment to Novanta’s senior credit agreement.

(s)	To recognize the estimated tax effect of the IFRS to GAAP and pro forma adjustments using a blended statutory tax rate of approximately 30.0%.

(t)	To eliminate the effect of capitalized research and development costs and the related amortization recorded in the WOM historical financial statements prepared in accordance with IFRS.